Prospectus Supplement (Sales Report) No. 14 dated January 20, 2009 to Prospectus dated October 13, 2008	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated October 13, 2008 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated October 13, 2008 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 348176

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
348176	$9,000	$9,000	13.79%	1.00%	January 14, 2009	January 15, 2012	January 15, 2013	$4,925

                This series of Notes was issued upon closing and funding of member loan 348176. Member loan 348176 was requested on January 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	LPL Financial	Debt-to-income ratio:	16.64%
Length of employment:	3 years 3 months	Location:	Baton Rouge, LA

Home town:	Morgan
Current & past employers:	LPL Financial, Morgan Stanley
Education:	Louisiana State University and Agricultural & Mechanical College (LSU)

This borrower member posted the following loan description, which has not been verified:

This loan will be used to finish paying off a 25% interest rate Bank of America card. They won't work with me on the rate, so I can no longer in good conscience let them hold me hostage any more. My plan is to have my cc's paid off my the end of '09 through aggressive paydown, and my only debt will then be my Lending Club loan.

A credit bureau reported the following information about this borrower member on December 20, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	48
Revolving Credit Balance:	$14,398.00	Public Records On File:	0
Revolving Line Utilization:	96.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 349476

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
349476	$12,000	$12,000	12.53%	1.00%	January 16, 2009	January 16, 2012	January 16, 2013	$4,675

                This series of Notes was issued upon closing and funding of member loan 349476. Member loan 349476 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,542 / month
Current employer:	AT&T Inc.	Debt-to-income ratio:	17.36%
Length of employment:	31 years 3 months	Location:	Topeka, KS

Home town:	Topeka
Current & past employers:	AT&T Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I would like to pay off several balances, in order to make my monthly payments smaller. These include: paying the balance left for my son's Lasik surgery, so that he could apply to the police force ($2,000); paying the balance on auto repair bill ($600); paying down balance on a higher interest home improvement loan.

A credit bureau reported the following information about this borrower member on June 7, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,024.00	Public Records On File:	0
Revolving Line Utilization:	73.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 358509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
358509	$4,000	$4,000	7.68%	1.00%	January 14, 2009	January 23, 2012	January 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 358509. Member loan 358509 was requested on January 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,333 / month
Current employer:	Kohls Corp	Debt-to-income ratio:	5.57%
Length of employment:	9 years 1 month	Location:	Blue Springs, MO

Home town:
Current & past employers:	Kohls Corp
Education:

This borrower member posted the following loan description, which has not been verified:

I want to pay off one my credit cards of $2600 and three small amounts. The savings from paying off those accounts would make my payments on the loan. That would leave me $1000 for vehicle repairs. I also am paying off a card of BOM card of $3500. I hope to pay a third of that off with my tax refund. Thanks for any help.

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,988.00	Public Records On File:	0
Revolving Line Utilization:	14.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369171

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369171	$14,000	$14,000	12.84%	1.00%	January 14, 2009	January 14, 2012	January 14, 2013	$6,500

                This series of Notes was issued upon closing and funding of member loan 369171. Member loan 369171 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Sports Training Physical Therapy	Debt-to-income ratio:	22.06%
Length of employment:	4 years	Location:	Staten Island, NY

Home town:	Staten Island
Current & past employers:	Sports Training Physical Therapy
Education:	CUNY College of Staten Island

This borrower member posted the following loan description, which has not been verified:

I would like to combine all of my high-interest credit card balances into one monthly payment

A credit bureau reported the following information about this borrower member on December 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,932.00	Public Records On File:	0
Revolving Line Utilization:	71.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 369231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
369231	$6,700	$6,700	14.11%	1.00%	January 14, 2009	January 13, 2012	January 13, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 369231. Member loan 369231 was requested on December 30, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,504 / month
Current employer:	Macys	Debt-to-income ratio:	23.67%
Length of employment:	2 years 9 months	Location:	tacoma, WA

Home town:	subic bay
Current & past employers:	Macys, Macy's Inc., Target
Education:	Eastern Washington University

This borrower member posted the following loan description, which has not been verified:

I put myself through college and i had to use credit cards to buy books and supplies. I need to consolidate for a lower interest rate. Thank you so much for your consideration.

A credit bureau reported the following information about this borrower member on December 30, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,106.00	Public Records On File:	0
Revolving Line Utilization:	40.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 370657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370657	$12,600	$12,600	11.26%	1.00%	January 15, 2009	January 16, 2012	January 16, 2013	$6,700

                This series of Notes was issued upon closing and funding of member loan 370657. Member loan 370657 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	Millbury Public Schools	Debt-to-income ratio:	18.15%
Length of employment:	4 months	Location:	Millbury, MA

Home town:	Worcester
Current & past employers:	Millbury Public Schools
Education:	University of Massachusetts at Amherst, Fitchburg State College

This borrower member posted the following loan description, which has not been verified:

Since graduating college in 2005, I've worked various hourly wage jobs that did not provide me with a "livable" income OR a stable income. I also spent half a year in graduate school full time, at which point I had virtually no income. During this span of three years, I gained a good deal of credit card debt due to financial struggles. Finally, I quit graduate school, became a certified teacher, and was lucky enough to immediately land a very stable job in a fairly high paying school district. Now that I have this consistent income, I would like to consolidate the credit card debt and get it paid off once and for all. I am committed to whatever lifestyle change this might require and am very conscientious with the budget I have established for myself. I have no expenditures at the moment because I have decided to live rent free in my parents' home until I have significantly lowered or gotten rid of my debt.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2001	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,297.00	Public Records On File:	0
Revolving Line Utilization:	39.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You appear to have less than $5000 in debt, but are requesting over $12000. What do you plan to do with the remainder? -Charvak	I have $12,550 in credit card debt spread over three cards. Two of them are closed. One is an active account.

Member Payment Dependent Notes Series 370852

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370852	$8,000	$8,000	12.84%	1.00%	January 14, 2009	January 14, 2012	January 14, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 370852. Member loan 370852 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Milner, Inc	Debt-to-income ratio:	18.60%
Length of employment:	3 years 6 months	Location:	Grantville, GA

Home town:	Ft Mcpherson
Current & past employers:	Milner, Inc, IKON Office Solutions, Interstate Protective Service
Education:	De Vry Institute

This borrower member posted the following loan description, which has not been verified:

My wife was recently in an auto accident and I am having to pay some of the medical out of pocket until the the other insured settles the law suit. She was hit from behind and the other person was cited at fault. I would use the money to pay off credit debt.

A credit bureau reported the following information about this borrower member on December 29, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	70
Revolving Credit Balance:	$8,690.00	Public Records On File:	1
Revolving Line Utilization:	65.30%	Months Since Last Record:	106
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 370875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
370875	$6,500	$6,500	9.63%	1.00%	January 16, 2009	January 22, 2012	January 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 370875. Member loan 370875 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	mercury insurance	Debt-to-income ratio:	9.18%
Length of employment:	4 years	Location:	fair oaks, CA

Home town:	Los Angeles
Current & past employers:	mercury insurance
Education:	Golden Gate University

This borrower member posted the following loan description, which has not been verified:

I am looking to purchase a vehicle through a private party, and i would like to be pre approved for a loan and funds in hand before I purchase. Many banks require a minimum of $7500 and the specific vehicle before offering approval. I want to be able to take my time a purchase a good vehicle for a good deal. I am looking at 98 and newer Honda. I also have about $2000 of my own money that I will be contributing.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	21
Revolving Credit Balance:	$3,736.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you be repaying this loan as soon as you purchase the car? and get the other financing?	No, I will be using this loan to purchase and pay in a timely matter. This loan's interest rate is 3-5% better than the other banks. I will be hoping to pay if off early, but not that quickly.
What other major purchases do you forsee in the next three years? Do you intend to buy instead of rent anytime soon?	My fiance and I expect it to take about 2 1/2 to 3 years from now to purchase a house, and there are no other large purchases that I forsee. She is still working on her bachelors degree, and we do not want to take on that type of debt yet. Hopefully I will be able to pay off this loan prior to purchasing a house, so there is one less bill.

Member Payment Dependent Notes Series 371341

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371341	$15,000	$15,000	14.74%	1.00%	January 14, 2009	January 14, 2012	January 14, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 371341. Member loan 371341 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	costco wholesale	Debt-to-income ratio:	22.10%
Length of employment:	26 years	Location:	sanford, FL

Home town:	Bronx
Current & past employers:	costco wholesale
Education:	CUNY Bronx Community College

This borrower member posted the following loan description, which has not been verified:

trying to pay all my bills in one payment

A credit bureau reported the following information about this borrower member on December 17, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	63
Revolving Credit Balance:	$23,535.00	Public Records On File:	1
Revolving Line Utilization:	66.70%	Months Since Last Record:	69
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371358

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371358	$12,000	$12,000	11.89%	1.00%	January 14, 2009	January 14, 2012	January 14, 2013	$5,800

                This series of Notes was issued upon closing and funding of member loan 371358. Member loan 371358 was requested on December 31, 2008 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	IRI	Debt-to-income ratio:	19.64%
Length of employment:	3 months	Location:	Los Angeles, CA

Home town:	Guizhou
Current & past employers:	IRI
Education:	Michigan State University

This borrower member posted the following loan description, which has not been verified:

Seeking lower interest rates than credit cards, never late on payments in the past 5 years of credit experience. Recently, due to credit crisis, all card companies are decreasing their credit limits which increases your debt/credit ratio which inadvertently hurts your credit. Wanting to consolidate for easier payments and some savings on interest.

A credit bureau reported the following information about this borrower member on December 31, 2008:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,472.00	Public Records On File:	0
Revolving Line Utilization:	53.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi What are the balances and interest rates of the debts you plan to consolidate?	Hello Soccerdad8, Balance on my Bank of America MasterCard is a little under $4,000 at an interest rate of 18.99% American Express I have 3 cards with balances of $2,500, $3,000 and $3,000 respectively all at 15% interest rate. (I just noticed they lowered it) But I would want to consolidate these because they have also decreased my credit limit due to recent financial crisis and not due to anything on my behalf (I called and asked) but what they could care less about is inadvertently hurting my credit score when they decrease my credit limit it increases my debt to credit ratio. Say I had a balance of $3000 with a $6000 limit, my ratio would've been 50% but now they lower it to $3000 it's a 100% ratio which credit companies look for. Hope that answers your questions. Thanks for the consideration.

Member Payment Dependent Notes Series 371408

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371408	$5,000	$5,000	13.79%	1.00%	January 15, 2009	January 22, 2012	January 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371408. Member loan 371408 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Betty Bacharach Rehabilitation Hospital	Debt-to-income ratio:	6.00%
Length of employment:	4 months	Location:	ABSECON, NJ

Home town:	Atlantic City
Current & past employers:	Betty Bacharach Rehabilitation Hospital, Royal Suites Healthcare and Rehabilitation, Bayada Nurses
Education:	Drexel University, Atlantic Cape Community College

This borrower member posted the following loan description, which has not been verified:

I am requesting a loan for a retainer in a custody case. I have a very good credit history and I am not delinquent on any accounts. Even though I pay cash or with checking for most things, this is the first time, other than a mortgage I payed off with Countrywide with my husband in 2004, that I am applying for a loan. I am willing to secure a portion of the loan with my checking account and to have payments debited from that account as well. Thank You for your consideration.

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	32
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	n/a	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371444	$10,000	$10,000	13.47%	1.00%	January 14, 2009	January 15, 2012	January 15, 2013	$3,700

                This series of Notes was issued upon closing and funding of member loan 371444. Member loan 371444 was requested on January 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	Crunch Fitness	Debt-to-income ratio:	13.85%
Length of employment:	2 years 3 months	Location:	New York, NY

Home town:	Atlanta
Current & past employers:	Crunch Fitness, National Institute for Fitness and Sport
Education:	Oklahoma State University-Main Campus

This borrower member posted the following loan description, which has not been verified:

I am starting a preventive health company and need assistance with some starting costs for legal literature, etc. Have already invested as much of my own money to get started, but need a few more pennies before ability to start making money back begins.

A credit bureau reported the following information about this borrower member on January 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	20	Months Since Last Delinquency:	22
Revolving Credit Balance:	$26,822.00	Public Records On File:	0
Revolving Line Utilization:	90.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371505	$12,000	$12,000	13.16%	1.00%	January 15, 2009	January 15, 2012	January 15, 2013	$5,300

                This series of Notes was issued upon closing and funding of member loan 371505. Member loan 371505 was requested on January 1, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,833 / month
Current employer:	Radiant Systems	Debt-to-income ratio:	19.55%
Length of employment:	10 months	Location:	Costa Mesa, CA

Home town:	Carmichael
Current & past employers:	Radiant Systems, Starbucks, Electronic Data Systems, Earthlink, Macaroni Grill
Education:	Sierra College

This borrower member posted the following loan description, which has not been verified:

The purpose of the loan is for Debt Consolidation, some of my cards rates are going up and I would like to consolidate them into one easy payment at a lower rate. I would also like to note that I have never been late on any kind of loan payment.

A credit bureau reported the following information about this borrower member on January 1, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$23,806.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your current credit card rates and monthly payments? Thanks	1. Current Rate 14% going up to 16% next month $150/mo 2. 0% changing to 20% in July 185/mo 3. 15% 100/mo I also have a car payment of 6.75% $115/mo which i owe $1,300. I most likely will only pay it off early if i need the monthly cash flow as the rate is good. Thanks for asking and being willing to loan! Please let me know if you have any further questions:) -Jeremy

Member Payment Dependent Notes Series 371525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371525	$15,000	$15,000	15.05%	1.00%	January 16, 2009	January 17, 2012	January 17, 2013	$8,700

                This series of Notes was issued upon closing and funding of member loan 371525. Member loan 371525 was requested on January 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,917 / month
Current employer:	Huntsman	Debt-to-income ratio:	17.72%
Length of employment:	18 years 10 months	Location:	Pasadena, CA

Home town:	Oklahoma City
Current & past employers:	Huntsman, Southwest Airlines
Education:	University of Oklahoma Norman Campus

This borrower member posted the following loan description, which has not been verified:

Provide airline companies durable ATA Spec 300 CAT I reusable shipping containers. They shall meet the FAA new packaging requirements pertaining to the shipment of Oxygen Cylinders and Oxygen Generators to, from and within the United States. The toughest design qualifications have already been met via 3rd Party certifiers. Working capital is needed so we can purchase additional material(s) for displaying prototypes. This money will enable us to produce/mfg and show potential customers how and what our containers will look like within their system.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1988	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,586.00	Public Records On File:	0
Revolving Line Utilization:	84.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you tell me a little more about your company and what this loan will used for and how you will pay it back. Why not get a small business loan? I need some additional information.	Small business loan wasn't an option from my bank with this being a start-up. I need to build some prototypes (special design box) in order to demonstrate its capability to the potential customers (airlines). I'm actually going head-to-head with NASA's design whereas mine is lighter and cheaper. Regardless if my company was to make any money, I'll repay for it personally from my own assets. I believe in what I created/designed and I simply need some immediate financial assistance. Thank you for inquiring.

Member Payment Dependent Notes Series 371564

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371564	$10,000	$10,000	14.42%	1.00%	January 14, 2009	January 16, 2012	January 16, 2013	$2,000

                This series of Notes was issued upon closing and funding of member loan 371564. Member loan 371564 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Media Gensis	Debt-to-income ratio:	22.43%
Length of employment:	4 years	Location:	FERNDALE, MI

Home town:	Ypsilanti
Current & past employers:	Media Gensis
Education:	Eastern Michigan University

This borrower member posted the following loan description, which has not been verified:

Little credit card bills piled up here and there and I'd rather be paying one bill a month with an eye towards actually paying it off. I have a job, I can always make payments, I would just prefer paying once a month (and to a real person especially).

A credit bureau reported the following information about this borrower member on December 6, 2008:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	67
Revolving Credit Balance:	$9,469.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371568

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371568	$10,000	$10,000	11.26%	1.00%	January 14, 2009	January 16, 2012	January 16, 2013	$1,225

                This series of Notes was issued upon closing and funding of member loan 371568. Member loan 371568 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,883 / month
Current employer:	boeing	Debt-to-income ratio:	11.61%
Length of employment:	24 years 2 months	Location:	BELLEVILLE, IL

Home town:	belleville
Current & past employers:	boeing
Education:

This borrower member posted the following loan description, which has not been verified:

consolidating 3 credit cards/lines of credit

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1991	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,116.00	Public Records On File:	0
Revolving Line Utilization:	38.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371681	$15,000	$15,000	12.21%	1.00%	January 15, 2009	January 16, 2012	January 16, 2013	$6,900

                This series of Notes was issued upon closing and funding of member loan 371681. Member loan 371681 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,417 / month
Current employer:	OSI Restaurant Partners	Debt-to-income ratio:	14.96%
Length of employment:	5 years 6 months	Location:	Land O Lakes, FL

Home town:	Chicago
Current & past employers:	OSI Restaurant Partners
Education:

This borrower member posted the following loan description, which has not been verified:

As you may have already seen the Credit Card industry has a new game - here is what they did to me... Because of the current economy 2 of my card issuers went back and reduced my available credit line to a lower amount. In doing so that put my credit balances and credit lines within a few hundred dollars, thus lowering my credit score. Three months later the card issuers came back and said that due to a periodic review of my credit report they were increasing my interest rate. One card went from 5.99% to 15.99%. Now did they do this because I was late on a payment? Or I went over my credit limit? Nope, none of the above - they said because my credit score dropped a few points. I guess the card issuers need to make all their rate increases now before the new law goes into effect in summer of 09. That law will protect consumers from these business practices and would have prevented them from raising the interest rate on the current balance and they would only raise the rate on future purchases. Well I think you get the point. Thanks for listening to my rambling and for bidding on my loan! Tom

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,985.00	Public Records On File:	0
Revolving Line Utilization:	79.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 371700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371700	$10,000	$10,000	15.05%	1.00%	January 16, 2009	January 16, 2012	January 16, 2013	$2,300

                This series of Notes was issued upon closing and funding of member loan 371700. Member loan 371700 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Mark and Joy Remley	Debt-to-income ratio:	20.64%
Length of employment:	3 years	Location:	Fallbrook, CA

Home town:	Morelia, Michoacan
Current & past employers:	Mark and Joy Remley, Bill and Kay Gurtin, Gerry Garrett
Education:	Miracosta College

This borrower member posted the following loan description, which has not been verified:

I consolidated my credit cards to Bank of America six months ago. The interest is too high and I would like to refinance it at a lower rate. I am paying about $200 over the minimum amount and would like to finish paying it off in two or three years.

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	42
Revolving Credit Balance:	$15,350.00	Public Records On File:	0
Revolving Line Utilization:	37.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 371702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371702	$15,000	$15,000	13.16%	1.00%	January 16, 2009	January 16, 2012	January 16, 2013	$9,900

                This series of Notes was issued upon closing and funding of member loan 371702. Member loan 371702 was requested on January 2, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,500 / month
Current employer:	vonna husby and associates llc	Debt-to-income ratio:	4.06%
Length of employment:	5 years 6 months	Location:	fairbanks, AK

Home town:	Colfax
Current & past employers:	vonna husby and associates llc, Morgan Stanley
Education:	Stephens College

This borrower member posted the following loan description, which has not been verified:

To provide temporary working capital backup if needed

A credit bureau reported the following information about this borrower member on January 2, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	32	Months Since Last Delinquency:	6
Revolving Credit Balance:	$85,892.00	Public Records On File:	0
Revolving Line Utilization:	2.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit line is extremely high. With your income level and debt ratio this seems out of line. Can you explain?	I had a very successful business at Morgan Stanley but caught them breaking 19 Fed/State laws; I challenged them and lost my 18 year business. The State of AK ruled I was wrongly terminated so I sued and won but as you can imagine, I received very little. My losses were in the millions. With only $12.47 in my account, I had to go ahead and settle with them. In the meantime, I had to start my business over. Then the market crises. Even in a "crises market", my business continues to grow. The debt is the legal fees which I am succeeding in paying off. This loan is just a back up and to expand my business if opportunities should arrive. I am meeting all debts and very determined to reduce the debt load as quickly as possible. With over 18 years in the industry, I am trying to build the business smarter and wiser than I had before. This crises makes me feel uncomfortable so I would like more working capital and the ability to keep helping clients and prospects. None of the debt should have happened, but I refused to participate in corruption and paid a multi million price for standing up and doing right. I hate debt but had no choice. The business is solid. I hope to help others like myself as soon as I can. Many people just need a little help when the unexpected occurs in life. Thank you for your consideration.

Member Payment Dependent Notes Series 371710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371710	$5,100	$5,100	11.89%	1.00%	January 16, 2009	January 17, 2012	January 17, 2013	$1,725

                This series of Notes was issued upon closing and funding of member loan 371710. Member loan 371710 was requested on January 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,333 / month
Current employer:	Brinker Corp, Romano's Macaroni Grill	Debt-to-income ratio:	16.11%
Length of employment:	6 years	Location:	North Hills, CA

Home town:	Chicago
Current & past employers:	Brinker Corp, Romano's Macaroni Grill, Talent Partners, Los Angeles
Education:	Millikin University

This borrower member posted the following loan description, which has not been verified:

Over the past 6 months, I have made a few balance transfers and open new cards with reasonable APRs. The last two months I've been scrambling trying to get rid of my balance on this card, because the promo period ended. Where I had 8.99% APR, now I have a very ugly 23.99%, paying $100 in financial charges a month. I dispersed half of my cards debt to other cards before the change, but I'm still left with $5100. I tried to transfer most of it to another card with available credit, but they denied my request. I also applied to receive a new American Express card for the intention of transferring the balance, but even though I was accepted, I was again refused the balance transfer. All my transfering and paying off my other high APR cards, lowered my credit score. But I have had good credit all my life, paying all my bills on time. Please, help me pay off this card so I can avoid paying an extra $100 a month, and be much closer to being debt free. Thank you.

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,722.00	Public Records On File:	0
Revolving Line Utilization:	52.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371726	$8,400	$8,400	12.53%	1.00%	January 16, 2009	January 17, 2012	January 17, 2013	$3,600

                This series of Notes was issued upon closing and funding of member loan 371726. Member loan 371726 was requested on January 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,750 / month
Current employer:	UNFCU	Debt-to-income ratio:	1.85%
Length of employment:	5 months	Location:	New York, NY

Home town:	New York
Current & past employers:	UNFCU
Education:	Fordham University

This borrower member posted the following loan description, which has not been verified:

Hi, I currently have a LOC with Citi which I want to eliminate and payoff since the APR is is at 17.00%. This APR was at 19.00% for the past 12 months. I was hoping that Lending Club might be able to provide me with a much better rate.

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	62
Revolving Credit Balance:	$6,716.00	Public Records On File:	0
Revolving Line Utilization:	32.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 371779

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371779	$10,000	$10,000	14.11%	1.00%	January 16, 2009	January 17, 2012	January 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371779. Member loan 371779 was requested on January 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Snyders of Berlin	Debt-to-income ratio:	14.45%
Length of employment:	5 years	Location:	Proctorville, OH

Home town:	salem
Current & past employers:	Snyders of Berlin, Big Bear Plus
Education:	Kentucky Christian College

This borrower member posted the following loan description, which has not been verified:

Would like to pay off credit cards to a lower interest rate

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1984	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,942.00	Public Records On File:	0
Revolving Line Utilization:	57.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371793

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371793	$5,600	$5,600	13.79%	1.00%	January 16, 2009	January 17, 2012	January 17, 2013	$2,000

                This series of Notes was issued upon closing and funding of member loan 371793. Member loan 371793 was requested on January 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Comverge, Inc.	Debt-to-income ratio:	9.07%
Length of employment:	3 months	Location:	Las Vegas, NV

Home town:	Los Angeles
Current & past employers:	Comverge, Inc., Radio Shack
Education:	College of Suthern Nevada, UNLV

This borrower member posted the following loan description, which has not been verified:

I am paying an extremely high interest rate on several credit cards and would like to consolidate at lower rates.

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,287.00	Public Records On File:	1
Revolving Line Utilization:	97.80%	Months Since Last Record:	94
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371815	$7,500	$7,500	10.95%	1.00%	January 15, 2009	January 18, 2012	January 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371815. Member loan 371815 was requested on January 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	hilton hotel	Debt-to-income ratio:	14.72%
Length of employment:	9 years 10 months	Location:	saint louis, MO

Home town:	can tho
Current & past employers:	hilton hotel
Education:	outside U.S.

This borrower member posted the following loan description, which has not been verified:

n/a

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,194.00	Public Records On File:	0
Revolving Line Utilization:	3.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you give more details on what this loan will be used for?	to purchase major item, school tuition, and more...

Member Payment Dependent Notes Series 371823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371823	$4,500	$4,500	14.74%	1.00%	January 14, 2009	January 18, 2012	January 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371823. Member loan 371823 was requested on January 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Alternative Office Solutions, Inc.	Debt-to-income ratio:	13.94%
Length of employment:	6 years 8 months	Location:	San Jose, CA

Home town:	Santa Clara
Current & past employers:	Alternative Office Solutions, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

I have a credit card that has a ludicrous interest rate... I'd love to reduce that to enable me to get out from under it.

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,628.00	Public Records On File:	0
Revolving Line Utilization:	93.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I got hit by several banks increasing my CC interest rates too. Can you detail which card(s) and their interest rate (before and after), please?	Almost all of my cards have increased. The one this particular loan pertains to is a WaMu (formerly Providian) card. My previous rate was 12.9% (which isn't so great to begin with) and currently it is 29.9%. Believe it or not, that's with no late payments or anything that could be considered derogatory. The only card that has treated me right is Capital One. Years ago I accidentally missed a payment. My rate was also 12.9%. After I missed the payment it went to 17.9%. When I called to talk about it, they actually dropped the rate to 7.9%, which was less than what I started with... And it is there to this day. I have a few other cards and most of them have higher interest rates than I would like, but this loan is only for the one. I figure I'll chisel away at one at a time. I hope I entertained your questions to your satisfaction. I thank you for your inquiry.

Member Payment Dependent Notes Series 371841

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371841	$15,000	$15,000	9.63%	1.00%	January 15, 2009	January 17, 2012	January 17, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371841. Member loan 371841 was requested on January 3, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	n/a	Gross income:	$5,833 / month
Current employer:	Retired	Debt-to-income ratio:	12.19%
Length of employment:	12 years	Location:	Tampa, FL

Home town:	Mascot
Current & past employers:	Retired, LONG ISLAND RAIL ROAD
Education:

This borrower member posted the following loan description, which has not been verified:

I am looking to remodel my kitchen and bathroom and have priced everything out with Home Depot. The total comes to just under $15,000. Please consider.

A credit bureau reported the following information about this borrower member on January 3, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,850.00	Public Records On File:	0
Revolving Line Utilization:	16.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you own the home?	Yes, I've owned the home since 2000. Thanks!
Why not finance it through Home Depot?	This is a lower interest rate than my Home Depot card.
Why not use a home equity line of credit?	I owe more than my house is worth. I live in Florida and house values in my neighborhood are down 50% from 2 years ago.
What are your income sources since you are retired?	Disability and pension from the railroad.

Member Payment Dependent Notes Series 371935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371935	$15,000	$15,000	14.42%	1.00%	January 16, 2009	January 18, 2012	January 18, 2013	$950

                This series of Notes was issued upon closing and funding of member loan 371935. Member loan 371935 was requested on January 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,750 / month
Current employer:	Hagar Restaurant Service LLC	Debt-to-income ratio:	14.26%
Length of employment:	4 years	Location:	DENTON, TX

Home town:	Granada Hills
Current & past employers:	Hagar Restaurant Service LLC, Denton Restaurant Service LLC
Education:	Brookhaven College

This borrower member posted the following loan description, which has not been verified:

consolidate credit cards and improvments to my house pour slab, some energy efficient windows, and new appliances.

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	41
Revolving Credit Balance:	$13,235.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for a living? What are your monthly expenses?	Fix restaurant equipment for a living, and the only bills that I have now are my house, three credit cards and my monthly bills. House payment of 500.00 if I pay the Min on the Cards 400.00, and about 1500.00 to pay the rest utilities insurance groceries ect.

Member Payment Dependent Notes Series 371943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371943	$12,000	$12,000	14.11%	1.00%	January 16, 2009	January 19, 2012	January 19, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 371943. Member loan 371943 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,667 / month
Current employer:	Wilson Elser Moskowitz Edelman & Dicker LLP	Debt-to-income ratio:	7.21%
Length of employment:	11 months	Location:	ISLAND PARK, NY

Home town:	Bronx
Current & past employers:	Wilson Elser Moskowitz Edelman & Dicker LLP, Dewey & LeBoeuf LLP, LeBoeuf, Lamb, Greene & MacRae LLP
Education:	Hofstra University

This borrower member posted the following loan description, which has not been verified:

I plan on using the loan to consolidate debts and use any remaining funds towards investment opportunities.

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	27
Revolving Credit Balance:	$7,887.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hint - when your employer is not a nationally known brand it is hard for people to feel confident that your employer and your employment will both survive the tough economy. I suggest you provide information about why your company and your job are secure and will survive the tough times.	My employer is an international law firm more than capable of surviving through the tough economic times. Thank you for your question.
Is the loan to pay off credit card debt? Please clarify, thanks.	The loan that I will acquire will be sufficient enough to pay off all of my credit card debt. However, its sole purpose is not only to pay off credit card debt. I plan on using remaining funds (after paying off the debt) towards investment opportunities. Thank you for your question. I hope this satisfies your inquiry.

Member Payment Dependent Notes Series 371976

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371976	$1,000	$1,000	14.74%	1.00%	January 15, 2009	January 18, 2012	January 18, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 371976. Member loan 371976 was requested on January 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$833 / month
Current employer:	n/a	Debt-to-income ratio:	1.20%
Length of employment:	n/a	Location:	melrose, MA

Home town:	melrose
Current & past employers:	Aamco, fahey tire
Education:

This borrower member posted the following loan description, which has not been verified:

I need to reinsure my car and pay a ticket so I can get to work I've been out of work and have a new job if i can get there

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	6	Months Since Last Delinquency:	17
Revolving Credit Balance:	$437.00	Public Records On File:	0
Revolving Line Utilization:	9.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 371993

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
371993	$10,000	$10,000	12.21%	1.00%	January 16, 2009	January 18, 2012	January 18, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 371993. Member loan 371993 was requested on January 4, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Fidelity Investments	Debt-to-income ratio:	11.42%
Length of employment:	2 years 7 months	Location:	cincinnati, OH

Home town:
Current & past employers:	Fidelity Investments
Education:	Miami University-Oxford

This borrower member posted the following loan description, which has not been verified:

My loan is for tuition and expenses of a certificate prep program for a CFP (Certified Financial Planner). This includes study material and all books.

A credit bureau reported the following information about this borrower member on January 4, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,116.00	Public Records On File:	0
Revolving Line Utilization:	33.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I understand that the materials for the CFP is approximately $3500. Why do you need $10,000?	I'm taking a prep class with instructors who are local CFPs sponsored by Kaplan, the instructor fees as well as the university fees are approximately $5,500, this includes a capstone weekend review before the test

Member Payment Dependent Notes Series 372049

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372049	$4,200	$4,200	9.32%	1.00%	January 14, 2009	January 19, 2012	January 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372049. Member loan 372049 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,075 / month
Current employer:	forest hills hospital	Debt-to-income ratio:	8.52%
Length of employment:	6 years 5 months	Location:	jamaica, NY

Home town:	guayaquil
Current & past employers:	forest hills hospital, hunter college financial aide office
Education:	CUNY Borough of Manhattan Community College, CUNY Hunter College

This borrower member posted the following loan description, which has not been verified:

I am going to get married and need a little extra money just in case i need it.

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,385.00	Public Records On File:	0
Revolving Line Utilization:	57.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you plan on repaying the loan early if the money is not needed? Thanks	I would glady pay the money back if i do not use it. It is just in case something comes up before the wedding. Thank you very much.

Member Payment Dependent Notes Series 372093

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372093	$5,500	$5,500	9.63%	1.00%	January 14, 2009	January 19, 2012	January 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372093. Member loan 372093 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,519 / month
Current employer:	Ohio State University Medical Center	Debt-to-income ratio:	15.63%
Length of employment:	1 year 6 months	Location:	Dublin, OH

Home town:
Current & past employers:	Ohio State University Medical Center, Stanford University Medical Center
Education:	University of Florida, University of Georgia, University of Wisconsin-Madison, Stanford University, West Virginia University, San Francisco State University

This borrower member posted the following loan description, which has not been verified:

Trying to invest in training and education to further my prospect for an enhanced future. Funds will be used wisely to bridge the gap between the rising cost of education.

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,002.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I NOTICE THIS IS FOR EDUCATION, WHAT TYPE ,PLEASE POST. IS THIS FOR YOU OR	It is for an MBA (online) program which I found to be a great asset to my existing education credential. It is a program that I am pursuing myself and found an immediate need to enroll. I would like to move into a managment role within a company.

Member Payment Dependent Notes Series 372096

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372096	$2,500	$2,500	11.58%	1.00%	January 14, 2009	January 19, 2012	January 19, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372096. Member loan 372096 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	South San Francisco Fire Department	Debt-to-income ratio:	14.51%
Length of employment:	7 years 4 months	Location:	Alameda, CA

Home town:	Santa Cruz
Current & past employers:	South San Francisco Fire Department, San Francisco Fire Department
Education:	Chabot College

This borrower member posted the following loan description, which has not been verified:

I would like to purchase a used motorcycle for a trip into Idaho and maybe over the border to Canada this Summer. I am looking at a '97 KLR 650 with 10,000 miles on it.

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1990	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,094.00	Public Records On File:	0
Revolving Line Utilization:	91.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372131	$9,000	$9,000	12.21%	1.00%	January 16, 2009	January 19, 2012	January 19, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372131. Member loan 372131 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,250 / month
Current employer:	Land Rover South Bay	Debt-to-income ratio:	1.81%
Length of employment:	4 years 2 months	Location:	hermosa beach, CA

Home town:	Shreveport
Current & past employers:	Land Rover South Bay, Enterprise rent a car
Education:	Sam Houston State University

This borrower member posted the following loan description, which has not been verified:

Some no interest loans that I have from Best Buy and Levitz are ending soon and I will have to pay a large amount of deffered interest if I don't pay the balances in full. This would really help me out and save me some money. I would like to consolidate the credit cards and make one easy payment. Thanks

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1980	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	46
Revolving Credit Balance:	$17,307.00	Public Records On File:	0
Revolving Line Utilization:	31.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 372193

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372193	$8,350	$8,350	11.89%	1.00%	January 16, 2009	January 19, 2012	January 19, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372193. Member loan 372193 was requested on January 5, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,250 / month
Current employer:	Compuware Corp.	Debt-to-income ratio:	1.92%
Length of employment:	7 years	Location:	San Diego, CA

Home town:	Atlanta
Current & past employers:	Compuware Corp.
Education:	Western Kentucky University

This borrower member posted the following loan description, which has not been verified:

Hi, I have 8355.66 in outstanding credit card debt that i'd like pay off in exchange for a lower rate. I had been good about not using my credit cards but a couple of situations came up where I had to bridge my costs using my credit cards. Thank you for your time, ~A

A credit bureau reported the following information about this borrower member on January 5, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,421.00	Public Records On File:	0
Revolving Line Utilization:	7.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your credit history shows revolving debt of $3421.00. Please explain the other outstanding debt.	I dont think that the report reflects my current credit card balance. I stated the balance as of this month.
Why did you get in that debt? and how will I know you will not do it again?	I had some unplanned medical expenses that came up. Based on those expenses, i had to lever myself to pay my property taxes for the year. I cannot promise that I wont get into debt again. the important thing is that I am planning to float the lending club loan for 6 months and pay off early. I could do this with my credit card currently but i'd rather float the loan at a lower interest rate. Thanks, Amish
What is your true DTI?	20%

Member Payment Dependent Notes Series 372267

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372267	$10,000	$10,000	11.58%	1.00%	January 16, 2009	January 20, 2012	January 20, 2013	$25

                This series of Notes was issued upon closing and funding of member loan 372267. Member loan 372267 was requested on January 6, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Bayer LTD and Core Medical Group	Debt-to-income ratio:	8.32%
Length of employment:	4 years 10 months	Location:	Nashua, NH

Home town:	San Francisco
Current & past employers:	Bayer LTD and Core Medical Group
Education:	University of California-Davis (UC Davis)

This borrower member posted the following loan description, which has not been verified:

I am looking for a personal loan strictly for consolidating debt. I'm paying too much in finance charges to different institutions and by consolidating my family's monthly obligations become much more manageable and will then allow me to pay down principle. Thank you.

A credit bureau reported the following information about this borrower member on January 6, 2009:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$44,128.00	Public Records On File:	0
Revolving Line Utilization:	42.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372505

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372505	$1,600	$1,600	13.79%	1.00%	January 16, 2009	January 21, 2012	January 21, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372505. Member loan 372505 was requested on January 7, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Four Seasons Patio & Awning	Debt-to-income ratio:	14.68%
Length of employment:	4 years 2 months	Location:	Dallas, TX

Home town:	Plano
Current & past employers:	Four Seasons Patio & Awning
Education:	Texas State University-San Marcos

This borrower member posted the following loan description, which has not been verified:

I am need of $1,600 to pay for a continuing education class and books. I plan to pay this back very quickly. Thank you.

A credit bureau reported the following information about this borrower member on January 7, 2009:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	30
Revolving Credit Balance:	$23,713.00	Public Records On File:	0
Revolving Line Utilization:	73.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 372668

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372668	$5,000	$5,000	14.11%	1.00%	January 16, 2009	January 22, 2012	January 22, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372668. Member loan 372668 was requested on January 8, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Premier Academy	Debt-to-income ratio:	6.84%
Length of employment:	4 years	Location:	Columbus, OH

Home town:
Current & past employers:	Premier Academy
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

Better rate...

A credit bureau reported the following information about this borrower member on January 8, 2009:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,115.00	Public Records On File:	0
Revolving Line Utilization:	98.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Premier Academy? How stable is your job? What is your interest rate and monthly payment on the credit card you are refinancing?	Stable job....working on a Ph.D in ed. leadership
Hint - when your employer is not a nationally known brand it is hard for lenders to feel confident that your employer and your employment will both survive the tough economy. I suggest you provide information about why your company and your job is secure and will survive the tough times.	Thanks for the suggestions. First time lending through lending club. No job is secure, but the amount I am asking for is not much and I have enough in savings to cover it. Just don't want to touch savings.
What is your income of 13,333 being allocated to, and why can't you use those funds to to pay for your needs now?	I could, but most of that is an emergency fund that I do not touch.
Why have you opened and closed 24 lines of credit in the past 14 years? Also, how does it make sense to borrow money at 14% to avoid using savings which is most likely earning 2-6%?	It's a temporary borrow...plan on paying it off within a year.

Member Payment Dependent Notes Series 372872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
372872	$8,400	$8,400	11.26%	1.00%	January 16, 2009	January 23, 2012	January 23, 2013	$0

                This series of Notes was issued upon closing and funding of member loan 372872. Member loan 372872 was requested on January 9, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,008 / month
Current employer:	Nationwide Mutual Insurance Company	Debt-to-income ratio:	1.40%
Length of employment:	3 years 10 months	Location:	Columbus, OH

Home town:	Columbus
Current & past employers:	Nationwide Mutual Insurance Company
Education:	The Ohio State University

This borrower member posted the following loan description, which has not been verified:

My fiancee and I have been sharing one vehicle to travel between my work schedule and her school studies. However, due to the near completion of her PhD in Anthropolgy, she will need the vehicle full-time to travel out-of-state for extended periods to gather data and finish her research. I will use the loan to purchase a reliable car to travel back-and-forth to work. I will pay back the loan via my employment as I have worked for the same corporation for nearly 4 years and have a steady income.

A credit bureau reported the following information about this borrower member on January 9, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,569.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 373258

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
373258	$4,000	$4,000	9.32%	1.00%	January 16, 2009	January 26, 2012	January 26, 2013	$300

                This series of Notes was issued upon closing and funding of member loan 373258. Member loan 373258 was requested on January 12, 2009 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,321 / month
Current employer:	State of California	Debt-to-income ratio:	13.72%
Length of employment:	1 year	Location:	Sacramento, CA

Home town:	Denver
Current & past employers:	State of California, Public Health Institute
Education:	University of Phoenix

This borrower member posted the following loan description, which has not been verified:

I would like to improve my home value by adding landscaping to the backyard. My home is 54 years old and the landscaping is very dated. I have only lived in the house for a few months and am very excited about improving the appearance.

A credit bureau reported the following information about this borrower member on January 12, 2009:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$159.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Prospectus Supplement (Sales Report) No. 14 dated January 20, 2009